Exhibit 99.5(a)

Variable Annuity Application Individual Deferred Variable Annuity	Symetra Life Insurance Company [777 108th Avenue NE] [Bellevue, WA 98004-5135] Telephone [1-800-SYMETRA] TTY/TDD [1-800-833-6388]

Product Information

Spinnaker Advisor (Minimum: [$10,000])	Initial Purchase Payment $

Minimum Allocations to the Fixed Account Options:
Dollar Cost Averaging (DCA) Fixed Account Option:	[$5,000]
Enhanced Fixed Account Option:	No minimum
Guaranteed Interest Period Fixed Account Option:	[$1,000] for each selected Guaranteed Period

☐	Non-Qualified			☐	1035 Exchange*

☐	Individual Retirement Annuity (IRA) for tax year
	Check if:	☐	Roth IRA	☐	SEP IRA	☐	SIMPLE IRA
	Check if:	☐	Transfer*	☐	Rollover*

☐	Tax Sheltered Annuity (TSA)			☐	Deferral TSA
				☐	Transfer from another TSA
Original TSA was an:
☐ Annuity under IRC 403(b)*
☐ Account under IRC 403(b)(7) or Mutual Fund TSA

☐	Other:

  *Must complete rollover, transfer, and/or exchange request form

Owner Information (Maximum Issue Age is [85])

	☐	Male	☐	Female	☐	Trust
Owner’s Name

SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Joint Owner Information (Maximum Issue Age is [85])

	☐	Male	☐	Female
Joint Owner’s Name (Non-Qualified Only)

SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Annuitant Information (If Different from Owner) (Maximum Issue Age is [85])

	☐	Male	☐	Female
Annuitant’s Name – If Different from Owner (Non-Qualified Only)

SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

	☐	Male	☐	Female
Joint Annuitant’s Name – If Different from Joint Owner (Non-Qualified Only)

SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Date Application Received (Home Office Use Only)

SymetraSM and the Symetra Financial logo are service marks of Symetra Life
Insurance Company

Beneficiaries (Must Equal 100%)

Primary	Contingent	Percentage	Name	SSN/TIN
☐
☐	☐
☐	☐
☐	☐
☐	☐

For additional beneficiaries, attach a separate signed and dated sheet and check here  ☐.

Consent of spouse required for ERISA Plan Participant naming a non-spouse Primary Beneficiary:

I consent to the above designation of Beneficiary. I understand that if anyone other than me is designated as Primary Beneficiary on this form, I am waiving my rights to receive benefits under the plan when my spouse dies.

Signature of Spouse	Date

☐	I’m not married.

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account Options will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the [Fidelity VIP Money Market Portfolio- Service Class 2] as described in your Contract and then will be allocated according to your investment instructions, unless you have canceled the Contract.

•	For your initial Purchase Payment, indicate your investment instructions on the following page in “Column 1: Initial Purchase Payment”.

•	For subsequent Purchase Payments, indicate your investment instructions on the following page in “Column 2: Subsequent Purchase Payments”.

Scheduled Transfers

☐	I have chosen to allocate some or all of my initial Purchase Payment to the Dollar Cost Averaging Fixed Account Option and elect to have monthly transfers made to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”.

☐	I have read the information in the prospectus about the following scheduled transfers and would like to elect:

☐	Dollar Cost Averaging: I elect to transfer $ ([$50] minimum) from ☐ the Enhanced Fixed Account and/or ☐ the Portfolio ☐ monthly or ☐ quarterly to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from two or more investment options and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Transfers from the Enhanced Fixed Account are limited to [1.33%] per month ([4%] per quarter) of the value in the Enhanced Fixed Account as of the date of the initial transfer.

☐	Appreciation or Interest Sweep ([$10,000] minimum contract value required): I elect to have ☐ the appreciation of the [Fidelity VIP Money Market Portfolio- Service Class 2] (up to [10%] of the money market account value each Contract Year) and/or ☐ the interest earned on the Enhanced Fixed Account Option (up to [15%] of the Enhanced Fixed Account value each Contract Year) transferred ☐ monthly or ☐ quarterly or ☐ annually to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from both the [Fidelity VIP Money Market Portfolio- Service Class 2] and the Enhanced Fixed Account and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Appreciation or Interest Sweep cannot be used to transfer money to the Fixed Account Options or to the [Fidelity VIP Money Market Portfolio-Service Class 2].

☐	Portfolio Rebalancing ([$10,000] minimum contract value required): I elect to rebalance the portion of my contract value allocated to the Portfolios ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on the following page in “Column 3: Scheduled Transfers”.

Date Application Received (Home Office Use Only)

Investment Instructions

Please indicate your investment instructions below. You can only use whole percentages and the totals in each applicable column must equal 100%.

Column 1:	Column 2:	Column 3:
Initial Purchase Payment	Subsequent Purchase Payments	Scheduled Transfers	Investment Options
%	%	%	[AIM V.I. Capital Appreciation Fund (Series II Shares)]
%	%	%	[AIM V.I. Capital Development Fund (Series II Shares)]
%	%	%	[AIM V.I. International Growth Fund (Series II Shares)]
%	%	%	[AIM V.I. Real Estate Fund (Series I Shares)]
%	%	%	[American Century Investments VP Balanced Fund]
%	%	%	[American Century Investments VP Inflation Protection Bond Class II Fund]
%	%	%	[American Century Investments VP International Fund]
%	%	%	[American Century Investments VP Large Company Value Class II Fund]
%	%	%	[American Century Investments VP Ultra Class II Fund]
%	%	%	[American Century Investments VP Value Fund]
%	%	%	[Dreyfus IP – MidCap Stock Portfolio – Initial Shares]
%	%	%	[Dreyfus IP – Technology Growth Portfolio – Initial Shares]
%	%	%	[The Dreyfus Socially Responsible Growth Fund, Inc. – Initial Shares]
%	%	%	[Dreyfus Stock Index Fund, Inc. – Service Shares]
%	%	%	[Dreyfus VIF – Appreciation Portfolio – Initial Shares]
%	%	%	[ Federated High Income Bond Fund II]
%	%	%	[Fidelity VIP Contrafund Portfolio – Initial Share Class]
%	%	%	[Fidelity VIP Equity-Income Portfolio – Initial Share Class]
%	%	%	[Fidelity VIP Growth Portfolio – Initial Share Class ]
%	%	%	[Fidelity VIP Growth & Income Portfolio – Initial Share Class]
%	%	%	[Fidelity VIP Mid Cap Portfolio – Service Class 2 Shares]
%	%	%	[Fidelity VIP Money Market Portfolio – Service Class 2 Shares]
%	%	%	[Franklin Flex Cap Growth Securities Fund – Class 2]
%	%	%	[Franklin Income Securities Fund – Class 2]
%	%	%	[Franklin Small Cap Value Securities Fund – Class 2]
%	%	%	[Franklin Small-Mid Cap Growth Securities Fund – Class 2]
%	%	%	[Franklin U.S. Government Fund – Class 2]
%	%	%	[JPMorgan International Equity Portfolio ]
%	%	%	[JPMorgan Mid Cap Value Portfolio]
%	%	%	[Mutual Shares Securities Fund – Class 2]
%	%	%	[PIMCO All Asset Portfolio – Advisor Class Shares]
%	%	%	[PIMCO CommodityRealReturn Strategy Portfolio Administrative Class Shares]
%	%	%	[Pioneer Emerging Markets VCT Portfolio – Class II Shares]
%	%	%	[Pioneer Equity Income VCT Portfolio – Class II Shares]
[Pioneer High Yield VCT Portfolio – Class II Shares]
[Pioneer Small Cap Value VCT Portfolio – Class II Shares]
[Pioneer Strategic Income VCT Portfolio – Class II Shares]
%	%	%	[Templeton Developing Markets Securities Fund – Class 2]
[Templeton Global Income Securities Fund – Class 2]
%	%	%	[Templeton Growth Securities Fund – Class 2]
%	N/A	N/A	Symetra Life DCA Fixed Account Option ☐ [6] months or ☐ [12] months
%	%	N/A	Symetra Life Enhanced Fixed Account Option

Symetra Life Guaranteed Interest Period Fixed Account Option

(Not all Guaranteed Periods may be available at all times. Contact your Registered Representative or Symetra Life for the availability of Guaranteed Periods.)

%	%	N/A	1-year Guaranteed Period
%	%	N/A	2-year Guaranteed Period
%	%	N/A	3-year Guaranteed Period
%	%	N/A	4-year Guaranteed Period
%	%	N/A	-year Guaranteed Period (as approved by Symetra Life)

Date Application Received (Home Office Use Only)

Telephone Transfer Authorization

☐	I/we hereby authorize Symetra Life to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between Portfolios of my variable annuity contract. This authorization will remain in effect until Symetra Life receives written revocation from me.

Symetra Life will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra Life reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra Life’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra Life at [1-800-SYMETRA (796-3872)]. All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

FULL NAME OF AUTHORIZED THIRD PARTY:

IDENTIFICATION INFORMATION:
	Owner’s mother’s maiden name	Joint Owner’s mother’s maiden name

Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Owners electronically. If you would like to receive these documents in electronic format, please complete this section. If the Contract will be owned by joint Owners, both Owners must consent to electronic delivery.

You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided).

By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

This consent will be in effect until you revoke it. You may revoke it any time by calling [1-800-SYMETRA]. If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐	I/we would like to receive prospectus updates and financial reports over the Internet by accessing Symetra’s Web site, [www.symetra.com]. I/we understand that I/we will receive notice that the documents are available on the Web site by an e-mail message sent to me/us. My/our e-mail address(es) is listed on the first page of this application.

TSA Information

Employer Name

Address

Please verify that the TSA Plan Information Sheet is on file with the Symetra Life Home Office. This application cannot be processed without verification of Employer’s eligibility to sponsor a 403(b) Plan.

Plans covered by ERISA:

This employee has satisfied all eligibility requirements to receive contributions under our plan. Furthermore, Joint & Survivor Annuity option disclaimers (if required by plan) are on file with the Plan Administrator.

Plan Administrator’s Signature	Date

Contribution Frequency:		Deductions will begin the month of:
☐ Annual (01)	☐ Bi-Weekly (26)	__________________________________________
☐ Quarterly (04)	☐ Weekly (52)	Month(s) to exclude:
☐ Monthly (12)	☐ 10 Pay Periods	__________________________________________
☐ Semi-Monthly (24)	☐ Other:	Contribution per pay frequency:
$_________________________________________
Source of Contribution:		Anticipated annual contributions (must be provided):
☐ Employer	☐ Employee Salary Reduction	$_________________________________________

Owner Statements and Certification (Please Read and Complete)

Date Application Received (Home Office Use Only)

1.	Have you received a current prospectus? ☐ Yes ☐ No

2.	Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐ Yes ☐ No

3.	Do you have any existing life insurance policies or annuity contracts with this or any other company? ☐ Yes ☐ No

4.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, please provide the company name and policy number.

Company Name	Policy Number

5.	I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

I understand that when annuity payments are based on investment performance of the Separate Account, the dollar amounts cannot be predicted or guaranteed. I also understand that withdrawals from the Guaranteed Interest Period Fixed Account Option before the end of the Guaranteed Period will be subject to a market value adjustment that will increase or decrease the cash surrender benefit. With this in mind, I believe that the Contract is consistent with my financial needs.

Signature of Owner	Date

Signature of Joint Owner (if applicable)	Date

Signed in the City and State of

Registered Representative’s Statements

1.	Does the Owner have any existing life insurance policies or annuity contracts with this or any other company?

☐  Yes    ☐  No

2.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, I have attached the required state replacement forms, if applicable.

3.	Registered Representative’s explanation of how this Contract will serve the Owner’s needs:

4.	Mail Contract directly to ☐ Owner ☐ Registered Representative’s Office for delivery to Owner

5.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Print Registered Representative’s Name and Firm Name		Registered Representative’s Stat #

Signature of Registered Representative	Address

Location/State ID #	Telephone	Date

Date Application Received (Home Office Use Only)